CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2A of The Champion Fund and to the use of our report dated September 23, 2025 on the financial statements of The Champion Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 21, 2026